Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of (1) 300,000 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”) reserved for issuance under the 1993 Director Stock Option Plan (the “Director Plan”), (2) 500,000 shares of Common Stock reserved for issuance under the 1993 Employee Stock Purchase Plan (the “ESPP”), and (3) 936,894 shares of Common Stock reserved for issuance under the 2003 Share Incentive Plan (the “2003 Plan” and together with the Director Plan and the ESPP, the “Plans”), of our report dated March 16, 2008, with respect to the consolidated financial statements of DSP Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2007, DSP Group, Inc., and the effectiveness of internal control over financial reporting of DSP Group, Inc., filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

June 5, 2008

Tel-Aviv, Israel